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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement No. 333-33999 of Tyco International Ltd. on Form S-8 of our report dated August 4, 2003, relating to the financial statements of Tyco International (US) Inc. Retirement Savings and Investment Plan III as of and for the year ended December 31, 2002 which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts June 22, 2004

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Consent of Independent Registered Public Accounting Firm